EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-37385, 333-24941, 333-66445, 333-69241, 333-77725, 333-77723, 333-87301, 333-92257, 333-36278, 333-36286, 333-60010, 333-67646 and 333-86772) pertaining to the 1995 Flexible Stock Incentive Plan, the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan, the WebLogic, Inc. 1996 Stock Plan, The Theory Center, Inc. Amended, Restated 1999 Stock Option/Stock Issuance Plan, the 2000 Non-Qualified Stock Incentive Plan and the CrossGain Corp. Amended and Restated 2000 Stock Plan and the Registration Statements (Form S-3 Nos. 333-58439, 333-63117, 333-66443, 333-34956, 333-92085, 333-32348, 333-40582, 333-67644 and 333-83642) of BEA Systems, Inc. of our report dated February 19, 2003, with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2003.

/s/    ERNST & YOUNG LLP

San Francisco, California

April 29, 2003